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Cusip No. 036115103                      13G                  Page 7 of 10 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 9, 2000
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                    MORGAN  STANLEY  DEAN  WITTER  & CO.  and VAN  KAMPEN  ASSET

                    MANAGEMENT  INC. hereby agree that,  unless  differentiated,

                    this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Morgan Stanley & Co. Incorporated


            VAN KAMPEN ASSET MANAGEMENT INC.

            BY: /s/ Donald P. Ryan
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            Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).